Exhibit 99.1

FOR IMMEDIATE RELEASE

Landmark Land Company, Inc. Appoints Jim L. Awtrey as Director

Upper Marlboro, MD., October 3, 2006 -— The Board of Directors of Landmark Land Company, Inc. (OTC:LLND) on October 2, 2006 appointed Jim L. Awtrey as a Director of the company. Mr. Awtrey was the Chief Executive Officer of PGA of America from 1988 to 2005 and since retiring from that organization has been consulting on a variety of golf-related matters.

Landmark Land Company, Inc. owns and manages for others interests in real estate and golf-oriented real estate developments in the U.S. and Europe.

CONTACT:	Gerald G. Barton Chairman Chief Executive Officer Landmark Land Company, Inc. 2817 Crain Highway Upper Marlboro, Maryland 20774 (301) 574-3330

CONTACT:	Gerald G. Barton Chairman Chief Executive Officer Landmark Land Company, Inc. 2817 Crain Highway Upper Marlboro, Maryland 20774 (301) 574-3330